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                                                                    EXHIBIT 21.1


                               THE SHAW GROUP INC.
                           SUBSIDIARIES AND AFFILIATES



1.       ACL Piping, Inc.

2.       Aiton & Co Limited

3.       Associated Valve, Inc.

4.       B.F. Shaw, Inc.

5.       C.B.P. Engineering Corp.

6.       Cojafex B.V.

7.       Eagle Industries, Inc.

8.       EntergyShaw, L.L.C.

9.       Field Services Canada Inc.

10.      Field Services, Inc.

11.      Gulf Coast Equipment Rental, Inc.

12.      Holdings Manufacturas Shaw South America, C.A.

13.      IRM/NAPTech Joint Venture, L.L.C.

14.      Lone Star Fabricators, Inc.

15.      Manufacturas Shaw South America, C.A.

16.      NAPTech PS Corporation

17.      Pipework Engineering and Developments Limited

18.      Power Technologies, Inc.

19.      Power Technologies International Limited

20.      Prospect Industries (Holdings), Inc.

21.      Prospect Industries Overseas, Limited

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22.      SAON Properties, Inc.

23.      S C Woods, L.L.C.

24.      Secorp, Inc.

25.      Shaw Aiton Australia Pty Limited

26.      Shaw Alloy Piping Products, Inc.

27.      Shaw Asia Company, Limited

28.      Shaw Capital, Inc.

29.      Shaw Connex, Inc.

30.      Shaw Constructors, Inc.

31.      Shaw Dunn Limited

32.      Shaw Energy Services, Inc.

33.      Shaw Export Company, S. de R.L. de C.V.

34.      Shaw Fabricators, Inc.

35.      Shaw Fronek A/DE, Inc.

36.      Shaw Fronek Company, Inc.

37.      Shaw-Fronek Fabrication, Inc.

38.      Shaw Fronek Power Services, Inc.

39.      Shaw Fronek-REN s.r.o.

40.      Shaw FVF, Inc.

41.      Shaw Global Energy Services, Inc.

42.      Shaw Group UK Holdings Limited

43.      Shaw Group UK Limited

44.      Shaw GRP of California

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45.      Shaw Heat Treating Service, C.A.

46.      Shaw Industrial Supply Co., Inc.

47.      Shaw International, Inc.

48.      Shaw JV Holdings, L.L.C

49.      Shaw Lancas, C.A.

50.      Shaw Maintenance, Inc.

51.      Shaw Managed Services, Inc.

52.      Shaw Manufacturing and Services, Inc.

53.      Shaw Manpower, S. de R.L. de C.V.

54.      Shaw Mexican Holdings, S. de R.L. de C.V.

55.      Shaw NAPTech, Inc.

56.      Shaw Nass Middle East, W.L.L.

57.      Shaw Overseas (Far East), Ltd.

58.      Shaw Overseas (Middle East), Ltd.

59.      Shaw Pipe Shields, Inc.

60.      Shaw Power Services Group, L.L.C.

61.      Shaw Power Services, Inc.

62.      Shaw Process and Industrial Group, Inc.

63.      Shaw Process Fabricators, Inc.

64.      Shaw Services, L.L.C.

65.      Shaw SSS Fabricators, Inc.

66.      Shaw Sunland Fabricators, Inc.

67.      Shaw Trading FSC, Ltd.

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68.      Shaw Word Industries Fabricators, Inc.

69.      Stone & Webster Asia, Inc.

70.      Stone & Webster Canada Holding One (N.S.), ULC

71.      Stone & Webster Canada Holding Two, Inc.

72.      Stone & Webster Canada, L.P.

73.      Stone & Webster Construction, Inc.

74.      Stone & Webster Construction Services, L.L.C.

75.      Stone & Webster Consultants, Inc.

76.      Stone & Webster Consultants Limited

77.      Stone & Webster Engineering Services Sdn. Bdh.

78.      Stone & Webster Engineering (Thailand) Ltd.

79.      Stone & Webster Holding One, Inc.

80.      Stone & Webster Holding Two, Inc.

81.      Stone & Webster, Inc.

82.      Stone & Webster International B.V.

83.      Stone & Webster International, Inc.

84.      Stone & Webster International Holdings, Inc.

85.      Stone & Webster Limited

86.      Stone & Webster Massachusetts, Inc.

87.      Stone & Webster Michigan, Inc.

88.      Stone & Webster Purchasing, Inc.

89.      Stone & Webster Process Technologies B.V.

90.      Stone & Webster Process Technology, Inc.

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91.      Stone & Webster Services, L.L.C.

92.      SWINC Acquisition Five, L.L.C.

93.      The Shaw Group Inc. Political Action Committee, Inc.

94.      The Shaw Group International Inc.

95.      The Shaw Group UK Pension Plan Limited

96.      The Shaw Group UK 1997 Pension Scheme Limited

97.      The Shaw Group UK 2001 Pension Plan Limited

98.      Welding Technology and Supply, Inc.

99.      Whessoe Piping Systems Limited

100.     World Industrial Constructors, Inc.

101.     Worldwide Industrial Constructors Inc.



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